Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made effective as of February 2, 2022 (“Effective Date”) by and among Goodness Growth Holdings, Inc., a British Columbia corporation (“Parent”), Vireo Health, Inc., a Delaware corporation (the “Employer”) and Christian Gonzalez, an individual residing in the State/Commonwealth of Puerto Rico (“Employee”) (collectively “Parties” or individually “Party”).

RECITALS

WHEREAS, the Employer and Employee entered into an Employment Agreement (the “Original Agreement”) dated December 1, 2020;

WHEREAS, the board of directors of Parent is exploring the potential sale or other disposition of Parent (a “CIC Transaction”) that, if approved by Parent’s shareholders and effected, would amount to a Change in Control as defined in the Original Agreement;

WHEREAS, Employer wishes to retain the services of Employee through the date of closing of a CIC Transaction (the “CIC Closing Date”) to ensure continuity in the operations of Employer and its subsidiary and affiliated companies; and

WHEREAS, the Parties wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Parent, Employer and Employee, intending legally to be bound, hereby agree as follows:

AGREEMENT

1.Retention Bonus. Employee will receive a retention bonus (the “Retention Bonus”) in an amount equal to fifty percent (50%) of Employee’s annual base salary (“Base Salary”) on the CIC Closing Date, subject to the conditions and on the terms described in this Amendment. If Employer terminates Employee’s employment without Cause prior to the CIC Closing Date, Base Salary will be defined as Employee’s annual base salary immediately prior to the date of termination of employment. If Employee voluntarily terminates employment with Good Reason prior to the CIC Closing Date, Base Salary will be defined as Employee’s annual base salary immediately prior to the occurrence of the initial event that would give rise to Good Reason. Employer will pay the Retention Bonus to Employee only if Employee’s employment is not terminated by the Employer for Cause or by Employee without Good Reason. The Retention Bonus will be paid within thirty (30) days after the date of the CIC Closing Date and will be subject to required withholdings and deductions.
2.Options and Restricted Stock Units. The provisions of this paragraph 2 apply if Employee has been granted any stock options (“Options”) or restricted stock units (“RSUs”) under the Vireo Health, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), the Vireo Health International, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), or both, which Options and/or RSUs have not vested as of the CIC Closing Date.

a.Accelerated Vesting. All unvested Options and RSUs held by Employee will vest immediately prior to the CIC Closing Date, provided that Employee’s employment shall not have been terminated by Employer for Cause or by Employee without Good Reason on or prior to such date.
b.Time to Exercise. Consistent with and confirming a resolution of Parent’s board of directors that was unanimously approved on August 10, 2021, and notwithstanding the provisions of the 2018 Plan, the 2019 Plan, or the incentive option agreement or other instrument by which Employer or Parent granted Options to Employee (“Grant Agreement”), provided that Employee’s employment shall not have been terminated for Cause, Employee shall be entitled to exercise, by completing all steps listed in the respective Grant Agreement, any vested, unexercised Option or Options, through the day that is the earlier of (i) the day that is two (2) years after the last date of employment of Employee by Employer or any parent, subsidiary or affiliated company of Employer and (ii) the expiration date applicable to such Option.
c.The provisions of this Section 2 shall survive the expiration or earlier termination of the Original Agreement and/or this Amendment.
3.Termination. If the Employer terminates Employee’s employment for Cause or Employee voluntarily terminates Employee’s employment without Good Reason, in each case prior to the CIC Closing Date, Employee shall forfeit any right or claim to the Retention Bonus or any portion thereof.
4.General. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed in the Original Agreement. All provisions of the Original Agreement not expressly modified by this Amendment are hereby ratified and confirmed.

THIS AMENDMENT TO EMPLOYMENT AGREEMENT was voluntarily and knowingly executed by the Parties effective as of the Effective Date first set forth above.

VIREO HEALTH, INC.

Date: February 2, 2022_____/s/ Kyle Kingsley_________________________

By: Kyle Kingsley

Its: CEO

EMPLOYEE:

Date: February 2, 2022______/s/ Christian Gonzalez_____________________

Christian Gonzalez

GOODNESS GROWTH HOLDINGS, INC.

Date: February 2, 2022_____/s/ Kyle Kingsley_________________________

By: Kyle Kingsley

Its: CEO